                  RENEWAL, EXTENSION AND MODIFICATION AGREEMENT

     This Renewal, Extension and Modification Agreement is made and entered into this 20th day of February, 1995, to be effective January 1, 1995 by and between General Motors Acceptance Corporation ("GMAC"), and Midway Chevrolet, Inc. ("Borrower").

                                    RECITALS

     1. Borrower has executed and delivered its promissory note dated December 15, 1989 in the original principal amount of $977,249.74 payable to GMAC, bearing interest as therein provided and having a final maturity date of January 1, 1995 (the "Note").

     2. The Note is secured by a lien created under a certain Deed of Trust, dated December 15, 1989 from Borrower as grantor, to F. W. Hudgins, trustee, for the benefit of GMAC, (the "Deed of Trust"), the Deed of Trust covering the property described in Exhibit A hereto (the "Mortgaged Property") and being recorded in Volume 772, Page 107, Deed of Trust Records, Randall County, Texas.

     3. Borrower has requested that GMAC renew, extend and modify the Note as hereinafter set forth, and continue and carry forward the lien created under the Deed of Trust to secure the payment of the Note as extended.

     NOW THEREFORE, the parties hereto agree as follows:

     1. The maturity of the Note is extended from January 1, 1995 to January 1, 2000. The lien of the Deed of Trust is extended to secure the payment of the Note as extended hereby.

     2. The parties hereby acknowledge and agree that interest has been paid through December 31, 1994 and the unpaid principal balance of the Note as of the date hereof is $640,945.03 (the "Extended Balance").

     3. The rate of interest effective as of January 1, 1995 will be one percent (1.00%) above the prime rate as defined in the Note.

     4. The Extended Balance shall be repaid in fifty-nine (59) successive monthly installments of principal, each in the amount of Five Thousand Four Hundred Seventy Two and No/100 Dollars ($5,472.00) plus accrued interest, commencing on February 1, 1995, and on the same day of each month thereafter, with a final successive installment of all unpaid principal and interest due on January 1, 2000.

     5. Borrower and GMAC have entered into a Loan Application and Agreement-Renewal and Extension, dated of even date herewith (the "Loan Agreement"). A default under the Loan Agreement shall constitute a default under the Note and Deed of Trust, as each have been renewed, modified and extended hereby.

     6. All terms of the Note and the Deed of Trust are incorporated herein for all purposes.

     7. (a) Definitions. For the purposes of this Agreement, the following terms shall have the meaning herein specified:

          (i) "Hazardous Materials" shall mean (1) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
     Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (2) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder and all applicable state and local laws, rules, and regulations related to hazardous substances now existing or hereafter enacted; (3) asbestos; (4) polychlorinated biphenyls;
     (5) radon gas; (6) spilled or leaked petroleum products; (7) any substance the presence of which on the Mortgaged Property is prohibited by any Legal Requirements; and (8) any substance for which any Legal Requirements requires special handling in its collection, storage, treatment, or disposal.

          (ii) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the buildings, improvements, facilities, soil, ground water, air or other elements at any time (whether before or after the date of this Agreement) due to Hazardous Materials emanating (whether by escape, seepage, leakage, spillage, discharge, emission, release, or otherwise, and whether intentional, inadvertent, or otherwise) from the Mortgaged Property or from other property onto the Mortgaged Property.

          (iii) "Legal Requirements" (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any governmental authority in any way applicable to Borrower, any guarantor (with respect to the indebtedness on the Mortgaged Property) or the Mortgaged Property, including, but not limited to, those respecting the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (ii) Borrower's or any guarantor's presently or subsequently effective Bylaws and Articles of Incorporation, or any instruments establishing any partnership, limited partnership, joint venture, trust or other form of business association (if either, both or all by any of same), (iii) any and all leases or other contracts (written or oral) of any nature to which Borrower or guarantor may be bound and (iv) any and all restrictions, reservations, conditions, easements or other covenants or agreements of record affecting the Mortgaged Property.

     (b) Representations and Warranties. Borrower hereby represents and warrants that:

          (i) Borrower has no knowledge that, any Hazardous Materials as currently defined by Legal Requirements in effect as of the date of this Agreement ("Current Hazardous Materials") are now located on the Mortgaged Property.

          (ii) Borrower has not caused or permitted any Current Hazardous Materials to be placed, held, located or disposed of on, under or at the Mortgaged Property or any part thereof.

          (iii) Borrower has no knowledge that any other person has ever caused or permitted any Current Hazardous Materials to be placed, held, located or disposed of on, under or at the Mortgaged Property or any part thereof.

          (iv) No part of the Mortgaged Property is currently or has ever been used by Borrower for the disposal, storage, treatment, processing, manufacturing or other handling of Current Hazardous Materials.

          (v) Borrower has no knowledge that the Mortgaged Property (or any part thereof) has at any time prior to date of this Agreement ever been used by any party other than Borrower for the disposal, storage, treatment, processing, manufacturing or other handling of Current Hazardous Materials.

          (vi) Borrower has no knowledge that the Mortgaged Property (or any part thereof) is affected by any Hazardous Materials Contamination.

          (vii) Borrower has no knowledge that any property adjoining the Mortgaged Property is or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Current Hazardous Materials.

          (viii) Borrower has no knowledge that any property adjoining the Mortgaged Property is affected by Hazardous Materials Contamination.

          (ix) To Borrower's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Current Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Mortgaged Property.

          (x) The Mortgaged Property is not currently on, and to Borrower's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Super Fund" or "Super Lien."

     It shall not constitute a breach of the foregoing representations and warranties if there are stored on the Mortgaged Property Hazardous Materials commonly used and necessary for the operation of an automobile dealership as long as such Hazardous Materials are in quantities commonly stored in automobile dealerships and are stored in accordance with Legal Requirements. Notwithstanding anything to the contrary contained in this Section, no event of default shall exist under this Section as a result of any representation or warranty contained herein being incorrect (other than the representations and warranties set out under clause (ii) or clause (iv) above that are incorrect as a result of matters occurring during Borrower's ownership of the Mortgaged Property and other than any of the representations and warranties set out under clauses (i) through (x) above as to which Borrower has made an intentional misrepresentation), if Borrower and GMAC agree on a course of action for the removal, treatment and disposition, as applicable (collectively the "Remedial Action Plan"), of any on-site or off-site Hazardous Materials or Hazardous Materials Contamination within forty-five (45) days after Borrower learns of the existence of Hazardous Materials Contamination on the Mortgaged Property or within a shorter period if the nature of the problem, as determined by GMAC in GMAC's reasonable discretion, demands sooner action and if Borrower thereafter diligently proceed with their obligations under the Remedial Action Plan in accordance with a timetable set forth in the Remedial Action Plan. Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to notice or an additional thirty (30) days to cure any failure to perform Borrower's obligations under this subsection (b). With respect to the foregoing warranties and representations, "to Borrower's knowledge," or "Borrower's knowledge" unless otherwise expressly provided, means Borrower's actual knowledge without inspection or inquiry, but Borrower represent that they have not disregarded any indications of Hazardous Materials or Hazardous Materials Contamination on the Mortgaged Property.

     (c) Borrower's Covenants. Borrower shall (i) promptly comply with all Legal Requirements relating to Hazardous Materials, Hazardous Materials Contamination, and underground storage tanks, and provide GMAC with evidence satisfactory to GMAC of such compliance; (ii) give notice to GMAC immediately upon Borrower's acquiring knowledge of the presence of any Hazardous Materials on the Mortgaged Property (other than Hazardous Materials commonly used and necessary for the operation of an automobile dealership), of any Hazardous Materials Contamination in quantities which violate any Legal Requirements and of any noncompliance of Borrower or the Mortgaged Property with any Legal Requirements relating to Hazardous Materials or Hazardous Materials Contamination, with a full written description thereof; (iii) immediately upon receipt of any complaint, order, citation, or notice with regard to Hazardous Materials Contamination provide GMAC with a copy thereof; and (iv) provide GMAC, within thirty (30) days after demand by GMAC, with a bond, letter of credit, or similar financial assurance in an amount estimated to be the cost of remedial work by an environmental expert chosen by GMAC, in its sole discretion (which amount may be increased at a later time, if necessary), evidencing to GMAC's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of any Hazardous Materials or Hazardous Materials Contamination and to pay any assessments, costs, expenses, fines, or penalties which may be established or imposed on, or levied against, the Mortgaged Property or the owner thereof as a result such Hazardous Materials or Hazardous Materials Contamination.

          (d) Site Assessments. GMAC, its agents and representatives, at any time and from time to time, with reasonable cause, either prior to or after the occurrence of an event of default (as may be defined in the Note, Deed of Trust or any collateral document), may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments (the "Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could result in any liability, cost or expense to the owner or occupier of such Mortgaged Property arising under any Legal Requirement relating to Hazardous Materials of Hazardous Materials Contamination. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Borrower which do not impede the performance of the Site Assessment. The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary in the reasonable opinion of the Site Reviewers to conduct the Site Assessment. Borrower will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be requested by the Site Reviewers to facilitate the Site Assessment and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Borrower shall not be liable for any penalties, losses, costs, expenses, or claims incurred by Borrower or GMAC as a result of gross negligence or willful misconduct of the Site Reviewers. Upon request, GMAC shall make the results of such Site Assessment fully available to the Borrower. GMAC shall not disclose the results of any Site Assessment to any party other than Borrower unless required to do so by applicable law or by any assignee of this Agreement. The cost of performing such Site Assessment shall be paid by Borrower upon demand of GMAC and any such obligations shall be Indebtedness secured by the Deed of Trust as modified and extended by this Agreement.

          (e) Indemnification. Regardless of whether any Site Assessments are conducted hereunder, whether any event of default shall have occurred and be continuing or whether any remedies in respect of the Mortgaged Property are exercised by GMAC, Borrower shall each defend, indemnify and hold harmless GMAC from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, consultants fees, investigation and laboratory fees, reasonable attorneys' fees, expenses and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of this Agreement) be paid, incurred or suffered by or asserted against GMAC by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Mortgaged Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Mortgaged Property or the applicability of any Legal Requirements relating to Hazardous Materials (including, without limitation, CERCLA or any so-called federal, state or local "Superfund" of "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), regardless of whether or not caused by or within the control of Borrower or GMAC; provided, however, that if GMAC becomes the owner of the Mortgaged Property through foreclosure or deed in lieu of foreclosure, Borrower shall not be liable for Hazardous Materials or Hazardous Materials Contamination on the Mortgaged Property which occurred as a result of any action taken by GMAC after becoming such owner or which migrated onto the Mortgaged Property from any adjacent property after GMAC becomes such owner if the existence of the Hazardous Materials or Hazardous Materials Contamination on such adjacent property is not due to the act or omission of Borrower. The representations, covenants, warranties and indemnification contained in this section shall survive the foreclosure or release of the Deed of Trust and this Agreement.

          (f) GMAC's Right to Remove Hazardous Materials: Upon the expiration of the forty-five (45) day cure period described in Section 7(b) hereof (or such shorter period as may be applicable thereunder) without an agreement between Borrower and GMAC on a course of action as provided therein, GMAC shall have the right but not the obligation, without in any way limiting GMAC's other rights and remedies under the Deed of Trust or this Agreement, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Mortgaged Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, notice, suit, imposition of a lien on the Mortgaged Property or other action and/or which, in GMAC's sole opinion, could jeopardize GMAC's security under the Deed of Trust and this Agreement. All reasonable costs and expenses paid or incurred by GMAC in the exercise of any such rights shall be indebtedness secured by the Deed of Trust, as modified by this Agreement, and shall be payable by Borrower upon demand.

     8. It is expressly stipulated and agreed to be the intent of the parties at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on or in connection with the Note (or applicable United States federal law to the extent that it permits GMAC to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under the other security documents, or contracted for, charged, taken, reserved or received with respect to the Note, or if acceleration of the maturity of the Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the parties express intent that all excess amounts theretofore collected by GMAC be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other security documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and GMAC does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to GMAC for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. To the extent that Texas law determines the Maximum Rate, the Maximum Rate shall be determined by utilizing the Indicated (Weekly) ceiling from time to time in effect pursuant to Tex. Rev. Civ. Stat. art. 5069-1.04, as amended. In no event shall the provisions of Chapter 15 of the Texas Credit Code (Tex. Rev. Civ. Stat. art. 5069-15.01, et seq.) be applicable to the loan evidenced hereby. As used herein, the term "Maximum Rate" shall mean the maximum non-usurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by GMAC from Borrower in connection with the loan evidenced hereby under applicable Texas law (or applicable United States federal law to the extent that it permits GMAC to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).

     9. The Deed of Trust, as modified hereby, shall continue to secure the payment of the indebtedness as described on Exhibit B thereto, including all renewals and extensions of such indebtedness.

     10. Except as hereinabove modified, the Note shall remain in full force and effect and mature according to the terms hereof; and the said Deed of Trust lien, and any and all other liens and equities of any and every nature upon the above described property or otherwise securing the payment of the Note are hereby extended and are acknowledged to be valid, subsisting and shall continue in full force and effect, and shall remain unimpaired to also secure the payment of the Note as herein modified and extended. The Borrower agrees to be primarily liable and to pay the unpaid balance of the Note, principal and interest, as hereby modified, and to perform each and every covenant, condition and provision of said Note, Deed of Trust and other loan and collateral documents, as may be modified hereby.

     EXECUTED this 20 day of February, 1995, to be effective as of January 1, 1995.

BORROWER                       MIDWAY CHEVROLET, INC.

                               By: /s/Bill Gilliland
                                   -------------------------------
                                     Bill Gilliland, President

GMAC:                                  GENERAL MOTORS ACCEPTANCE CORPORATION


                                       By: ____________________________
                                                Robert Hoover, Assistant
                                                Treasurer


                            CORPORATE ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF POTTER

     This instrument was acknowledged before me on the 20 day of February, 1995, by BILL GILLILAND, President of MIDWAY CHEVROLET, INC., on behalf of said corporation.

 [Stamp of BARBARA ROSEBERY]                      /s/ Barbara Rosebery
      NOTARY PUBLIC                               ------------------------------
     STATE OF TEXAS                               Notary Public, State of Texas
MY COMMISSION EXPIRES 11-6-96


                            CORPORATE ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF POTTER

     This instrument was acknowledged before me on the _______ day of February, 1995, by ROBERT HOOVER, Assistant Treasurer, of GENERAL MOTORS ACCEPTANCE CORPORATION, on behalf of said corporation.

                                    --------------------------------------
                                    Notary Public, State of Texas

GMAC:                                  GENERAL MOTORS ACCEPTANCE CORPORATION

                                       By: /s/ Robert Hoover
                                           ----------------------------------
                                               Robert Hoover, Assistant
                                               Treasurer


                            CORPORATE ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF POTTER

     This instrument was acknowledged before me on the 20 day of February, 1995, by BILL GILLILAND, President of MIDWAY CHEVROLET, INC., on behalf of said corporation.

 [Stamp of BARBARA ROSEBERY]                      /s/ Barbara Rosebery
      NOTARY PUBLIC                               ------------------------------
     STATE OF TEXAS                               Notary Public, State of Texas
MY COMMISSION EXPIRES 11-6-96


                            CORPORATE ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF POTTER

     This instrument was acknowledged before me on the 22 day of February, 1995, by ROBERT HOOVER, Assistant Treasurer, of GENERAL MOTORS ACCEPTANCE CORPORATION, on behalf of said corporation.

 [Stamp of GLENNA CANADA]                         /s/ Glenna Canada
      NOTARY PUBLIC                               ------------------------------
     STATE OF TEXAS                               Notary Public, State of Texas
MY COMMISSION EXPIRES 7-9-97

                                   EXHIBIT "A"

A 12.1575 acre tract of land out of the Northwest 1/4 of Section 32, Block 1, T.T.&R.R. Company Survey, Randall County, Texas, being described by metes and bounds as follows:

Beginning at the Northwest corner of Section 32, same being in the Amarillo-Canyon Expressway (I-27) and the centerline of Rockwell Road;

THENCE S 00[degree symbol] 04' 00" W along the West line of said Section 32, a distance of 65.50 feet to a point;

THENCE S 89[degree symbol] 56' 00" E a distance of 107.0 feet to a Texas Highway Department Brass Cap found in the East R.O.W. of said Highway and the South R.O.W. line of Rockwell Road, same being the Northwest and BEGINNING CORNER of this tract;

THENCE N 89[degree symbol] 03' 00" E along the South R.O.W. line of Rockwell Road, a distance of 499.96 feet to a Texas Highway Department Brass Cap found in the South R.O.W. line of Rockwell Road, the Northeast corner of this tract;

THENCE S 00[degree symbol] 04' 03" a distance of 1,063.86 feet to a 1/2" x 24" iron rod set with cap stamped Survey Marker Gresham RPS 1939, for the Southeast corner of this tract;

THENCE N 89[degree symbol] 56' 00" W, a distance of 499.87 feet to a 3/4" iron pipe with Kelley Cap found in the East R.O.W. of Amarillo-Canyon Expressway (I-27) the Southwest corner of this tract;

THENCE N 00[degree symbol] 04' 00" E along the East R.O.W. of said Highway, a distance of 1,054.99 feet to the BEGINNING CORNER of this tract;

Said tract contains 12.1575 acres of land.